UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39311	85-3911080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Jacobs Street
Suite 200
Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

(844) 304-2048

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CERE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 6, 2023, Cerevel Therapeutics Holdings, Inc., a Delaware corporation (“Cerevel” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AbbVie Inc., a Delaware corporation (“Parent”), Symphony Harlan LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Intermediate Holdco”), and Symphony Harlan Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Intermediate Holdco (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, each share of Company common stock, par value $0.0001 per share (each, a “Company Share”), that is issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than any Company Shares (i) owned immediately prior to the Effective Time by Parent, Intermediate Holdco, Merger Sub, the Company or by any direct or indirect wholly owned subsidiary of Parent, Intermediate Holdco, Merger Sub or the Company or (ii) owned by Company stockholders who are entitled to demand and have properly and validly demanded their appraisal rights under Delaware law, will be canceled and extinguished and automatically converted into the right to receive $45.00 per share in cash (the “Merger Consideration”), without interest and subject to any applicable withholding taxes.

In addition, effective as of immediately prior to the Effective Time, (i) each outstanding option to purchase Company Shares (each, a “Company Option”), whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of Company Shares underlying such Company Option immediately prior to the Effective Time multiplied by (B) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of such Company Option, subject to any applicable withholding taxes; (ii) each outstanding award of Company restricted stock units (“Company RSU Award”) that was granted prior to the date of the Merger Agreement (each, an “Existing Company RSU Award”) will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of Company Shares underlying such Existing Company RSU Award immediately prior to the Effective Time multiplied by (B) the Merger Consideration, subject to any applicable withholding taxes; (iii) (A) fifty percent (50%) of each outstanding Company RSU Award that is granted on or after the date of the Merger Agreement (each, a “New Company RSU Award”) shall be treated in the same manner as the Existing Company RSU Awards as set forth in (ii), above, and (B) the remaining fifty percent (50%) of each New Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically assumed by Parent and converted into a Parent restricted stock unit award (each, an “Assumed RSU Award”) on the same terms and conditions as applied to each such New Company RSU Award immediately prior to the Effective Time, except that each Assumed RSU Award will cover a number of shares of Parent common stock determined based on the Equity Award Exchange Ratio (as defined in the Merger Agreement); and (iv) each outstanding award of Company restricted stock unit subject to performance-based vesting or forfeiture conditions (each, a “Company PSU Award”) will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the Company’s Board of Directors (the “Board”) (or, if applicable, the committee administering the Company’s 2020 Equity Incentive Plan) in its reasonable discretion multiplied by (B) the Merger Consideration, less any applicable withholding taxes.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to use commercially reasonable efforts to conduct its operations according to its ordinary course of business, to cooperate in seeking regulatory approvals and not to engage in certain specified activities without Parent’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate or knowingly encourage any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a written, bona fide Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement that the Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement) and if failure to take such actions would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Acquisition Proposal, after providing written notice to Parent of such determination.

The Company will prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and, subject to certain exceptions, the Board will recommend that the Merger Agreement be adopted by the Company’s stockholders at a special meeting of the Company’s stockholders (the “Company Board Recommendation”). However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Board changes its Company Board Recommendation. In addition, either Parent or the Company may terminate the Merger Agreement if the Merger has not been successfully completed by September 6, 2024, subject to extension in certain specified circumstances (as may be extended, the “Termination Date”). In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events, the Company may be required to pay Parent a termination fee of approximately $283.1 million. In addition, in connection with a termination of the Merger Agreement under specified circumstances, including due to a failure to effect the Merger prior to the Termination Date because of an inability to obtain the necessary competition approvals or due to the entry of a final, non-appealable antitrust law or order permanently restraining, enjoining, preventing, or prohibiting the Merger, Parent may be required to pay the Company a termination fee of approximately $653.3 million.

The Board has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Company stockholders adopt the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and are also qualified in important part by a confidential disclosure letter delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01	Regulation FD Disclosure.

On December 6, 2023, the Company and Parent issued a joint press release announcing the Merger. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

Also on December 6, 2023, the Company issued a communication to employees of the Company regarding the Merger. A copy of the communication to employees is hereby furnished as Exhibit 99.2 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Voting and Support Agreement

Concurrent with the execution of the Merger Agreement, Parent entered into a Support Agreement (the “Support Agreement”) with BC Perception Holdings, LP providing that, among other things, subject to the terms and conditions set forth therein, such stockholders will support the Merger and the transactions contemplated thereby, including by voting to adopt the Merger Agreement.

A copy of the Support Agreement is included in this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The summary description of the terms of the Support Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 6, 2023, by and among AbbVie Inc., Symphony Harlan LLC, Symphony Harlan Merger Sub, Inc., and Cerevel Therapeutics Holdings, Inc.

10.1	Support Agreement, dated as of December 6, 2023, by and among AbbVie Inc., Symphony Harlan, LLC, Symphony Harlan Merger Sub, Inc. and BC Perception Holdings, LP.

99.1	Press Release, dated December 6, 2023.

99.2	Letter to employees of Cerevel Therapeutics Holdings, Inc., dated December 6, 2023

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this report include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this report are based on information available to Cerevel as of the date hereof, and Cerevel disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Quarterly Report on Form 10-Q and in our other reports filed with the Securities and Exchange Commission (“SEC”). Cerevel’s SEC filings are available on the Investor Relations section of our website at https://investors.cerevel.com/ and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Cerevel, or the expected benefits of the proposed merger or that the approval of Cerevel’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the possibility that competing offers or acquisition proposals for Cerevel will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require Cerevel to pay a termination fee or other expenses; and (vii) the effect of the announcement or pendency of the merger on Cerevel’s ability to retain and hire key personnel, or its operating results and business generally.

No Offer or Solicitation

This report is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This report may be deemed solicitation material in respect of the proposed acquisition of Cerevel. A special shareholder meeting will be announced soon to obtain Cerevel shareholder approval in connection with the proposed acquisition. Cerevel expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed acquisition. Cerevel shareholders are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Cerevel and the proposed acquisition. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Cerevel with the SEC at the SEC’s website at www.sec.gov, and at Cerevel’s website at https://www.cerevel.com.

Participants in the Solicitation

Cerevel and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed acquisition. Information regarding Cerevel’s directors and executive officers is set forth in Cerevel’s proxy statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023, and in Cerevel’s Current Reports on Form 8-K filed with the SEC on May 3, 2023 and May 10, 2023. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Cerevel’s shareholders in connection with the proposed acquisition and any direct or indirect interests they may have in the proposed acquisition will be set forth in Cerevel’s definitive proxy statement for its special shareholder meeting when it is filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2023	CEREVEL THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Susan Altschuller
	Name:	Susan Altschuller, Ph.D.
	Title:	Chief Financial Officer